UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report: March 14, 2006

a21, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or Other Jurisdiction of Incorporation)	000-51285 (Commission File Number)	74-2896910 (I.R.S. Employer Identification No.)

7660 Centurion Parkway, Jacksonville, Florida (Address of Principal Executive Offices)		32256 (Zip Code)

Registrant’s telephone number, including areas code: (904) 565-0066

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On March 14, 2006, a21, Inc. (OTCBB: ATWO), a Texas corporation ("a21"), issued 2,522,648 shares of its common stock to the holders of a21’s Series A Convertible Preferred Stock (the “Preferred Stock”) upon the conversion of the Preferred Stock by the holders thereof. a21 originally issued the Preferred Stock in connection with its acquisition of LCJ Acquisitions Limited, and its subsidiaries Ingram Publishing Limited and Ingram 1001 Limited (collectively, “Ingram”), on October 12, 2005. The Preferred Stock was converted into a21’s common stock at a price per share of the common stock of $0.574, the average of the closing price of a21’s common stock for the 20 trading day period ending on March 13, 2006, as required by the Ingram acquisition documents.

No underwriting discounts or commissions were paid in connection with this transaction. The Company issued the foregoing securities in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended, since no commission or other remuneration was paid in connection with the conversion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

a21, INC.

Dated: March 20, 2006	By:	/s/ Albert H. Pleus
Albert H. Pleus
Chief Executive Officer